Exhibit 24.2

Power of Attorney

Each person whose signature appears below constitutes and appoints Wa’el Hashad and Paul Lehr and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1/A and any and all amendments (including post-effective amendments) thereto of Longeveron Inc. and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1/A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Khoso Baluch
Khoso Baluch /s/ Ursula Ungaro	Director	July 28, 2023
Ursula Ungaro /s/ Jeffrey Pfeffer	Director	July 28, 2023
Jeffrey Pfeffer /s/ Douglas Losordo	Director	July 28, 2023
Douglas Losordo	Director	August 7, 2023